As filed with the Securities and Exchange Commission on July 17, 1998

                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------



                            ARM Financial Group, Inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                                             61--1244251
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


                             515 West Market Street
                           Louisville, Kentucky 40202
                    (Address of Principal Executive Offices)


                            ARM Financial Group, Inc.
                  1998 Non-Employee Director Stock Option Plan

                            (Full title of the plans)
                            -------------------------


                                 Robert H. Scott
                            ARM Financial Group, Inc.
                             515 West Market Street
                           Louisville, Kentucky 40202
                     (Name and address of agent for service)

                                 (502) 582-7900
          (Telephone number, including area code, of agent for service)

                            -------------------------


                                          CALCULATION OF REGISTRATION FEE


============================================================================================================================
               Title of                       Amount           Proposed Maximum      Proposed Maximum         Amount of
           Securities to be                    to be          Offering Price Per         Aggregate           Registration
              Registered                    Registered              Share             Offering Price             Fee
----------------------------------------------------------------------------------------------------------------------------
Class A Convertible Common Stock              70,000              $23.2188  (1)        $1,625,316    (1)       $479.47
par value $.01 per share
----------------------------------------------------------------------------------------------------------------------------
Class A Convertible Common Stock              30,000              $22.53    (2)          $675,900    (2)       $199.40
par value $.01 per share                                                                                     ============
                                                                                                               $678.87
============================================================================================================================

(1) The price shown is the average of the high and low prices of the Class A Convertible Common Stock on the New
    York Stock Exchange consolidated reporting system on July 10, 1998, in accordance with Rule 457(c), and is being utilized solely for the purpose of calculating the registration fee.

(2) Estimated solely for the purpose of calculating the registration fee.  Such estimate is calculated in accordance with
    Rule 457(h) and is based on the weighted average exercise price of the options previously granted under the ARM
    Financial Group, Inc. 1998 Non-Employee Director Stock Option Plan.

--------------------------------------------------------------------------------

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.*

Item 2.           Registrant Information and Employee Plan Annual Information.*


























--------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following  documents,  filed by ARM Financial Group,  Inc.
(the   "Registrant"),   are  incorporated  by  reference  in  this  Registration
Statement:

                  (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31,1997 ;

                  (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

                  (c) the description of the Registrant's Class A Convertible Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A (File No. 001-12294) for registration of such Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  The Certificate of Incorporation of the Registrant (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or purchases or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Certificate of Incorporation and the By-laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same may be amended from time to time. In addition, Morgan Stanley Dean Witter & Co. ("MSDW") indemnifies those directors of the Registrant who are also employees of Morgan Stanley & Co. Incorporated.

                  In addition, the Registrant and MSDW maintain directors' and officers' liability insurance for their respective directors and officers.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following  exhibits are filed as part of this Registration
Statement:

4.1               ARM Financial Group, Inc. 1998 Non-Employee Director Stock
                  Option Plan.

4.2 Form of Restated Certificate of Incorporation of ARM Financial Group, Inc. (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-14693)).

4.3 Form of Second Amended and Restated By-laws of ARM Financial Group, Inc. (incorporated by reference to the Form 10-Q filed by the Registrant on May 15, 1998).

5 Opinion of Shearman & Sterling regarding the legality of the securities being registered hereby.

23.1              Consent of Ernst & Young LLP.

23.3              Consent of Shearman & Sterling (included in Exhibit 5).

24                Powers of Attorney (included on signature page).

Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on the 17th day of July, 1998.


                                   ARM FINANCIAL GROUP, INC.

                                   By:  /s/ Martin H. Ruby
                                       -------------------------------------
                                   Name: Martin H. Ruby
                                   Title: Chairman of the Board of Directors
                                             and Chief Executive Officer
                                             (Principal Executive Officer)



                                POWER OF ATTORNEY

                  Each of the undersigned whose signature appears below hereby constitutes and appoints Martin H. Ruby and Robert H. Scott his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on July 17, 1998.

               Signature                     Title
               ---------                     -----

        /s/ Martin H. Ruby
     _____________________________      Chairman of the Board of
          Martin H. Ruby                Directors and Chief Executive
                                        Officer (Principal Executive Officer)

        /s/ Edward L. Zeman
     _____________________________      Executive Vice President--
          Edward L. Zeman               Chief Financial Officer
                                        (Principal Financial Officer)

        /s/ Barry G. Ward
     _____________________________      Controller (Principal Accounting
          Barry G. Ward                 Officer)

      /s/ Dudley J. Godfrey, Jr.
     _____________________________      Director
          Dudley J. Godfrey, Jr.

        /s/ Edward D. Powers
     _____________________________      Director
          Edward D. Powers

        /s/ Colin F. Raymond
     _____________________________      Director
          Colin F. Raymond

        /s/ John R. Lindholm
     _____________________________      Director
          John R. Lindholm

       /s/ Irwin T. Vanderhoof
     _____________________________       Director
          Irwin T. Vanderhoof

                                  Exhibit Index


Exhibit No.    Description of Document

4.1            ARM Financial Group, Inc.
               1998 Non-Employee Director Stock Option Plan

4.2            Form of Restated Certificate of Incorporation of
               ARM Financial Group, Inc. (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-14693)).

4.3            Form of Second Amended and Restated By-laws of
               ARM Financial Group, Inc. (incorporated by reference to the Form 10-Q filed by the Registrant on May 15, 1998 ).

5 Opinion of Shearman & Sterling regarding the legality of the securities being registered hereby.

23.1           Consent of Ernst & Young LLP.

23.3           Consent of Shearman & Sterling (included in
               Exhibit 5).

24             Powers of Attorney (included on signature page).